Exhibit 10.1

FIRST AMENDMENT
TO THE
FIRST NATIONAL BANK OF PULASKI
AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN
DATED JANUARY 16, 2007

       THIS FIRST AMENDMENT is adopted this 15th day of June, 2010, by FIRST NATIONAL BANK OF PULASKI (the "Bank"), a nationally-chartered commercial bank located in Pulaski, Tennessee.

        WHEREAS, the Bank adopted the Amended and Restated Directors' Deferred Compensation Plan on January 16, 2007 (the "Plan");

        WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended unilaterally by the Bank; and

        WHEREAS, the Bank now desires to amend the Plan to allow for elective deferrals;

        NOW, THEREFORE, the Bank determines as follows:

        The following Section 1.4a shall be added to the Plan immediately following Section 1.4:

1.4a "Deferral Election Form" means each form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate the amount of Fees the Participant elects to defer according to this Plan.

        The following Section 1.4b shall be added to the Plan immediately following Section 1.4a:

1.4b "Deferrals" means the amount of Fees a Participant elects to defer according to this Plan.

        The following Section 1.5a shall be added to the Plan immediately following Section 1.5:

1.6a "Elective Deferral Account" means Deferrals made on or after June 1, 2010, including any interest earned on these Deferrals.

        The following Section 1.7a shall be added to the Plan immediately following Section 1.7:

1.7a "Fees" means the total fees earned by a Participant during a Plan Year.

        Section 2.4 of the Plan shall be amended and replaced as follows:

2.4 Required Deferrals prior to January 1, 2011. Until January 1, 2011, each Participant shall be required to defer fees earned during each Plan Year. The amount to be deferred shall be the amount stated on the Participation Agreement.

        The following Section 2.4a shall be added to the Plan immediately following Section 2.4:

2.4a Deferral Elections on or after January 1, 2011. Commencing on January 1, 2011 and continuing until Normal Retirement Age, Participants may defer a portion of Fees by annually filing a Deferral Election Form with the Plan Administrator no later than December 31 of the Plan Year preceding the Plan Year in which services leading to any Fees will be performed. The Deferral Election Form shall set forth the amount of Fees to be deferred.

        The following Section 2.4b shall be added to the Plan immediately following Section 2.4a:

2.4b Election Changes. Participants may modify the amount of Fees to be deferred annually by filing a new Deferral Election Form with the Plan Administrator. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Deferral Election Form is received by the Plan Administrator.

        The following 2.6 shall be added to the Plan immediately following Section 2.5:

2.6 Establishing and Crediting. The Bank shall establish an Elected Deferral Account on its books for the Participant and shall credit to the Elected Deferral Account the following amounts:

(a) Any Deferrals hereunder;
(b) Interest as follows:

(i) On the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this Plan, interest shall be credited on the Elected Deferral Account at an annual rate equal to the daily average of the 10-Year Treasury Note for the previous Plan Year plus three percent (3%), compounded monthly; and
(ii) On the last day of each month during any applicable installment period, interest shall be credited on the unpaid Elected Deferral Account balance at an annual rate equal to the daily average of the 10-Year Treasury Note for the previous Plan Year plus two percent (2%), compounded monthly. Prior to any event causing distributions hereunder, the Board, in its sole discretion, may change the rate used to calculate interest in this Section 2.6(b)(ii).

        Section 3.2.1 of the Plan shall be amended and replaced as follows:

3.2.1 Amount of Benefit. The benefit under this Section 3.2 is the amount stated on the Participation Agreement.

        Section 4.1.1 of the Plan shall be amended and replaced as follows:

4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the amount stated on the Participation Agreement.

        IN WITNESS WHEREOF, the Bank and the Participants have executed this First Amendment as of the date indicated above.

BANK:

FIRST NATIONAL BANK OF PULASKI

By: /s/ Mark A. Hayes

Title: Chairman and Chief Executive Officer

Participants:

/s/ David Bagley	/s/ James Blackburn, IV
David Bagley	James Blackburn, IV

/s/ Wade Boggs	/s/ James Butler
Wade Boggs	James Butler

/s/ William Lyman Cox	/s/ Gregory Dugger
William Lyman Cox	Gregory Dugger

/s/ Charles Haney	/s/ Don Haney
Charles Haney	Don Haney

/s/ Mark A. Hayes	/s/ R. Whitney Stevens, Jr.
Mark A. Hayes	R. Whitney Stevens, Jr.

/s/ Larry Stewart	/s/ Bill Yancey
Larry Stewart	Bill Yancey